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                            LEASE AMENDMENT AGREEMENT


THIS AMENDMENT made to that certain December 8, 1983 Lease Agreement wherein ARI, Ltd. (a Florida Limited partnership) is Lessor, and BMC Industries, Inc. (a Minnesota corporation) is Lessee, for the lease of the certain Demised Premises located 3301 S. W. 9th Avenue., Ft. Lauderdale, FL as outlined in said lease which is incorporated herein by reference.

WHEREAS, the parties entered into said Lease Agreement on December 8, 1983, and subsequently litigated certain lease provisions. A Final Judgement was entered in 1995. Thereafter and pursuant to said Final Judgement, on November 29, 1995, Lessee terminated said lease effective November 30, 1996 and now wishes to amend said lease period and add an additional three months ending on February 28, 1997.

WHEREAS, Lessor is appealing said Final Judgement and, if successful Lessor believes that Lessee may be bound until December 31, 1998 on said lease. It is however, unlikely that the Court of Appeals will render an opinion resolving these issues in the near future.

NOW, THEREFORE, as a temporary measure without waiving any of the parties positions on any of these appeal issues and for one dollar and other good and valuable consideration and in consideration of the mutual covenants contained herein, the parties agree as follows:

     Lessor hereby agrees that Lessee may remain on said Premises for an additional three months to February 28, 1997.

     The aggregate base and additional rent under Section 4 of the Lease from November 30, 1996 through February 28, 1997 shall be $28,154 per month plus sales tax.

     Lessee agrees to cooperate with Lessor in Lessor's efforts to bring the cooling of the adjoining office building up to satisfactory standards at Lessor's sole cost (except as modified by the next sentence herein, in which event it shall be at Lessee expense) so long as Lessee's own air-conditioning is not adversely affected. However, if there has been any modification of the chiller unit and/or air flow ducting by Lessee since the inception of the Lease, Lessee shall return such portion of the chiller and/or air flow back to their original state before modification at Lessee's expense.

     This amendment is without prejudice to and is not intended as a waiver of any rights asserted by any party in the presently outstanding appeal. In the event any of the determinations made by the Court of Appeal contradicts or invalidates any of the provisions of this agreement, the lease or the Final Judgement, the decision of the Court of Appeal shall control.

All other terms and conditions of this lease except where specifically modifed by this Addendum shall continue in full force and effect.

AGREED:
LESSOR:                                       LESSEE:
ARI, LTD.                                     BMC INDUSTRIES, INC.
---------                                     ---------------------

By:      /s/ G. O. Cline                      By:   /s/ Enrique Bekerman
   ---------------------------                   -----------------------------
                                              Mr. Enrique Beckerman
                                              Vice-President Operations


Dated:            5/16/96                           Dated:         5/16/96
      -------------------------                           ----------------------


WITNESSES:                                    WITNESSES:

   /s/ Carrie Fadden                                /s/ Fran M. Rizzo
   -----------------                               -------------------------
                                                    /s/ Brenda Bimittella
                                                   -------------------------